UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 12, 2014

HAMPSHIRE GROUP, LIMITED

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-20201 (Commission File Number)	06-0967107 (I.R.S. Employer Identification No.)

114 W. 41st Street, New York, New York (Address of principal executive offices)	10036 (Zip code)

(864) 231-1200

(Registrant’s telephone number including area code)

Not applicable

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 12, 2014, Hampshire Group, Limited (the “Company”) held its annual meeting of stockholders to: (i) elect five directors to the Company’s Board of Directors (the “Board”); (ii) hold a non-binding advisory vote on the compensation of the Company’s named executive officers; and (iii) ratify the appointment of Elliott Davis, LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014. At the annual meeting, 7,958,422 shares of the Company’s common stock were present, either in person or by proxy, and entitled to vote, constituting 93.90% of the shares of the Company’s common stock entitled to vote. The results of the voting on the matters presented at the annual meeting were as follows:

●	the five directors listed below were elected to the Board;
●	the compensation of the Company’s named executive officers was approved on an advisory and non-binding basis; and
●	the appointment of Elliott Davis, LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014 was ratified.

The following table shows the results of the voting on each matter:

	For	Withheld	Broker Non-votes
Election of Directors:

Paul M. Buxbaum	7,293,096	45,582	619,744
Bobby Melnick	7,293,096	45,582	619,744
Robert C. Siegel	6,433,672	905,006	619,744
Frank Tworecke	7,293,096	45,582	619,744
Benjamin C. Yogel	6,421,739	916,939	619,744

	For	Against	Broker Non-votes	Abstain
Approval of Compensation of Named Executive Officers	7,302,858	35,620	619,744	200

	For	Against	Broker Non-votes	Abstain
Ratification of Elliott Davis, LLC’s appointment	7,957,776	582	0	64

In 2013, the Board of Directors determined that the Company will include a non-binding advisory stockholder vote on the compensation of named executive officers in its proxy materials every year until the next required vote on the frequency of stockholder votes on the compensation of named executive officers.

Following the annual meeting of stockholders, the Board reelected Mr. Paul Buxbaum to serve as Chairman of the Board and reelected Benjamin C. Yogel to serve as Lead Director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAMPSHIRE GROUP, LIMITED

By:	/s/ Trey A. Darwin
Name: Trey A. Darwin
Title: Vice President and Chief Financial Officer

Dated: June 13, 2014

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